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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Form 8-K/A of V.I. Technologies, Inc. of our report dated May 1, 1998, except as to the information in Note 3 for which the date is July 15, 1998, relating to the financial statements of Pentose Pharmaceuticals Inc. for the years ended December 31, 1997 and 1996, which appears in the Registration Statement on Form S-4 (File No. 333-87443).


                                               /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
January 6, 2000